PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
January 9, 2020

Contact:    Dana Perlman
Treasurer, Senior Vice President, Business Development and
Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. UPDATES 2019 FOURTH QUARTER AND FULL YEAR EARNINGS OUTLOOK IN CONNECTION WITH ANNOUNCEMENT OF THE SALE OF ITS SPEEDO NORTH AMERICA BUSINESS

New York, New York – PVH Corp. [NYSE: PVH] announced today that it is updating its fourth quarter and full year 2019 earnings outlook in connection with its earlier announcement that it has entered into a definitive agreement to sell its Speedo North America business to Pentland Group PLC (“Pentland”), parent company of Speedo International Limited, for $170 million in cash, subject to a working capital adjustment. Speedo International Limited licenses the Speedo trademark to a subsidiary of the Company for perpetual use in North America and the Caribbean; the subsidiary will be sold to a Pentland subsidiary as part of the transaction. The transaction, which is expected to close in the first quarter of 2020, is subject to customary closing conditions, including regulatory approval.

GAAP Basis
The Company currently projects earnings per share on a GAAP basis for the fourth quarter 2019 will be approximately $(0.20). The Company currently projects earnings per share on a GAAP basis for the full year 2019 will be approximately $6.32. The projected fourth quarter and full year 2019 earnings per share on a GAAP basis include an estimated pre-tax non-cash loss of approximately $130 million expected to be recorded related to the sale of the Company's Speedo North America business to Pentland and the resulting deconsolidation of the Speedo net assets, as well as the estimated tax effect of the loss and the other amounts for the applicable period described below under the heading “Non-GAAP Exclusions.” Earnings per share on a non-GAAP basis for these periods, as discussed below, exclude these amounts. The Company's prior guidance for earnings per share on a GAAP basis was $1.56 to $1.58 for the fourth quarter 2019 and $8.04 to $8.06 for the full year 2019.

Non-GAAP Basis
The Company currently projects its earnings per share on a non-GAAP basis for the fourth quarter and the full year 2019 will be at least $1.79 and $9.45, respectively, the high end of its guidance ranges previously announced.

Non-GAAP Exclusions:
The amounts in this release that are referred to as non-GAAP amounts exclude the following:

•
Pre-tax costs of approximately $105 million incurred and expected to be incurred in 2019 in connection with the restructuring associated with the strategic changes for the Calvin Klein business announced in January 2019 (the “Calvin Klein restructuring”), consisting of a non-cash lease asset impairment resulting from the closure of the Company’s flagship store on Madison Avenue in New York, New York, other non-cash asset impairments, severance, contract termination and other costs, and inventory markdowns, of which $70 million was incurred in the first quarter, $29 million was incurred in the second quarter, $3 million was incurred in the third quarter and approximately $2 million is expected to be incurred in the fourth quarter.

•
Pre-tax costs of $55 million incurred in the first quarter of 2019 in connection with the closure of the Company’s TOMMY HILFIGER flagship and anchor stores in the United States (the “TH U.S. store closures”), primarily consisting of non-cash lease asset impairments.

•
Pre-tax costs of $60 million incurred in the second quarter of 2019 in connection with the agreements to terminate early the licenses for the global Calvin Klein and Tommy Hilfiger North America socks and hosiery businesses (the “Socks and Hosiery transaction”) in conjunction with the Company’s plan to consolidate the socks and hosiery business for all Company brands in North America in a newly formed joint venture, which began operations in December 2019, and to bring in-house the international Calvin Klein socks and hosiery wholesale businesses.

•	Pre-tax costs of $6 million incurred in the first quarter of 2019 in connection with the refinancing of the Company’s senior credit facilities.

•
Pre-tax non-cash gain of $113 million recorded in the second quarter of 2019 to write up the Company's equity investments in Gazal Corporation Limited (“Gazal”) and PVH Brands Australia Pty. Limited (“PVH Australia”) to fair value in connection with the Company’s acquisition of the approximately 78% interest in Gazal that it did not already own (the “Australia acquisition”).

•
Pre-tax costs of approximately $22 million incurred and expected to be incurred in 2019 in connection with the Australia acquisition and the Company’s acquisition of the Tommy Hilfiger retail business in Central and Southeast Asia from the Company’s previous licensee in that market (the “TH CSAP acquisition”), primarily consisting of non-cash valuation adjustments, of which $7 million was incurred in the second quarter, $9 million was incurred in the third quarter and approximately $6 million is expected to be incurred in the fourth quarter.

•
Pre-tax expenses of approximately $7 million incurred and expected to be incurred in 2019 resulting from the remeasurements of the Company’s mandatorily redeemable non-controlling interest, which was recognized in connection with the Australia acquisition, of which $3 million was recognized in the third quarter and approximately $4 million is expected to be recognized in the fourth quarter.

•
Pre-tax non-cash loss of approximately $130 million expected to be recorded in the fourth quarter of 2019 related to the sale of the Company’s Speedo North America business and the resulting deconsolidation of the Speedo net assets.

•
Estimated tax effects associated with the above pre-tax items, which are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each item that it had identified above as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and if so, in what jurisdiction the tax expense or tax deduction would occur. All items above were identified as either primarily taxable or tax deductible, with the tax effect taken at the applicable income tax rate in the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effect.

The reconciling information for the fourth quarter and full year 2019 earnings per share guidance on a non-GAAP basis to the corresponding measures on a GAAP basis is presented at the end of this release.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future earnings, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors, and other factors; (iv) the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from acquisitions, such as the acquisitions referenced in this press release; (v) quota restrictions, the imposition of safeguard controls and the imposition of duties or tariffs on goods from the countries where the Company or its licensees produce goods under its trademarks, such as the recently imposed tariffs and threatened increased tariffs on goods imported into the U.S. from China, any of which, among other things, could limit the ability to produce products in cost-effective countries or in countries that have the labor and technical expertise needed, or require the Company to absorb costs or try to pass costs onto consumers, which could materially impact the Company’s revenue and profitability; (vi) the availability and cost of raw materials; (vii) the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced); (viii) changes in available factory and shipping capacity, wage and shipping cost escalation, civil conflict, war or terrorist acts, the threat of any of the foregoing, or political or labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (ix) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (x) acquisitions and divestitures and issues arising with acquisitions, divestitures and proposed transactions, including, without limitation, the ability to integrate an acquired entity or business into the Company with no substantial adverse effect on the acquired entity’s, the acquired business’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance, and the ability to operate effectively and profitably the Company’s continuing businesses after the sale or other disposal of a subsidiary, business or the assets thereof; (xi) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (xii) significant fluctuations of the U.S. dollar against foreign currencies in which the Company transacts significant levels of business; (xiii) the Company’s retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses, which can be significant, that are recorded immediately in earnings, generally in the fourth quarter of the year; (xiv) the impact of new and revised tax legislation and regulations; and (xv) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

This press release includes certain non-GAAP financial measures, as defined under SEC rules. Reconciliations of these measures are included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this release, which is available on the Company’s website at www.PVH.com and on the SEC’s website at www.sec.gov.

Earnings per share guidance in this release speaks as of January 9, 2020, the date on which it was made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding earnings, whether as a result of the receipt of new information, future events or otherwise.

PVH CORP.
Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts

2019 Net Income Per Common Share Reconciliations

The Company is presenting its 2019 estimated results on a non-GAAP basis by excluding (i) the costs incurred and expected to be incurred related to the Calvin Klein restructuring, consisting of a non-cash lease asset impairment resulting from the closure of the Company’s flagship store on Madison Avenue in New York, New York; other non-cash asset impairments; severance; contract termination and other costs; and inventory markdowns; (ii) the costs incurred in connection with the TH U.S. store closures, primarily consisting of non-cash lease asset impairments; (iii) the costs incurred in connection with the refinancing of the Company’s senior credit facilities; (iv) the costs incurred and expected to be incurred related to the Australia and TH CSAP acquisitions, primarily consisting of non-cash valuation adjustments; (v) the non-cash gain recorded to write up the Company's equity investments in Gazal and PVH Australia to fair value in connection with the Australia acquisition; (vi) the one-time costs recorded on the Company’s equity investments in Gazal and PVH Australia prior to the Australia acquisition closing, (vii) the costs incurred in connection with the Socks and Hosiery transaction; (viii) the expenses incurred and expected to be incurred resulting from the remeasurements of the mandatorily redeemable non-controlling interest recognized in connection with the Australia acquisition; (ix) the non-cash loss expected to be recorded related to the sale of its Speedo North America business and the resulting deconsolidation of the Speedo net assets; and (x) the estimated tax effects associated with the foregoing pre-tax items. The Company has provided the reconciliations set forth below to present its estimates on a GAAP basis and excluding the foregoing amounts. The previous 2019 net income per common share guidance as provided in the Company’s 2019 third quarter earnings press release issued on November 25, 2019 and set forth below, presented on both a GAAP and non-GAAP basis, is no longer valid and presented only for informational purposes.

The 2019 estimated results are presented on both a GAAP and non-GAAP basis. The Company believes presenting these results on a non-GAAP basis provides useful additional information to investors. The Company excludes such amounts that it deems to be non-recurring or non-operational and believes that excluding them (i) facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company, and (ii) assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results excluding the items described above are also the basis for certain incentive compensation calculations. The non-GAAP measures should be viewed in addition to, and not in lieu of or as superior to, the Company’s operating performance measures calculated in accordance with GAAP. The information presented on a non-GAAP basis may not be comparable to similarly titled measures reported by other companies.

The estimated tax effects associated with the above pre-tax items are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each pre-tax item identified above as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and, if so, in what jurisdiction the tax expense or tax deduction would occur. All of the pre-tax items identified as non-GAAP exclusions were identified as either primarily taxable or tax deductible, with the tax effect taken at the applicable income tax rate in the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effect.

PVH CORP.
Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts (continued)

	Current Guidance		Previous Guidance (superseded)
	Full Year 2019 (Estimated)	Fourth Quarter 2019 (Estimated)	Full Year 2019 (Estimated)	Fourth Quarter 2019 (Estimated)

GAAP net income (loss) per common share attributable to PVH Corp.	approximately $6.32	approximately $(0.20)	$8.04 - $8.06	$1.56 - $1.58
Estimated per common share impact of items identified as non-GAAP exclusions	$(3.13)	$(1.99)	$(1.39)	$(0.21)
Net income per common share attributable to PVH Corp. on a non-GAAP basis	at least $9.45	at least $1.79	$9.43 - $9.45	$1.77 - $1.79

The GAAP net income per common share attributable to PVH Corp. amounts presented in the above table, as well as the amounts excluded in providing non-GAAP earnings guidance, would be expected to change as a result of (i) acquisition, restructuring, divestment or similar transactions or activities, (ii) the timing and strategy of restructuring and integration initiatives or other one- time events, if any, that the Company engages in or suffers during the period, (iii) any market or other changes affecting the Company’s expected actuarial gain or loss on retirement plans, (iv) the imposition of significant tariffs, or a significant increase to existing tariffs, on apparel, footwear and accessories imported from China or any of the Company’s other significant sourcing countries, or (v) any discrete tax events including changes in tax rates or tax law and events arising from audits or the resolution of uncertain tax positions. The Company has no current understanding or agreement regarding any such transaction or definitive plans regarding any such activity identified in clause (i) or (ii) that has not been announced or completed.